Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 32 to Registration Statement on Form N-1A (File No. 333-64172) (the “Registration Statement”) of our report dated February 16, 2018, relating to the financial statements and financial highlights of InvestEd Aggressive Portfolio, InvestEd Growth Portfolio, InvestEd Balanced Portfolio, InvestEd Conservative Portfolio, InvestEd Income Portfolio, and InvestEd Fixed Income Portfolio, each a series constituting the InvestEd Portfolios, appearing in the Annual Report on Form N-CSR of InvestEd Portfolios for the period ended December 31, 2017. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus and “Custodial and Auditing Services” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Kansas City, Missouri

April 25, 2018